REINSURANCE AGREEMENT


                                     BETWEEN


                    SOUTHERN SECURITY LIFE INSURANCE COMPANY

                              of Lake Mary, Florida



                 referred to in this Agreement as the "Company"


                                       and


                    SECURITY NATIONAL LIFE INSURANCE COMPANY

                             of Salt Lake City, Utah



                referred to in this Agreement as the "Reinsurer"







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                                TABLE OF CONTENTS
                                                          Page

I.       Scope of Reinsurance                              4
II.      Liability                                         4
III.     General Provisions                                4
IV.      Initial Consideration and Reinsurance Premiums    8
V.       Reserve Adjustments                               9
VI.      Benefits                                         10
VII.     Accounting and Settlement                        11
VIII.    Recapture                                        13
IX.      Recapture Accounting and Settlement              13
X.       Arbitration                                      14
XI.      Insolvency                                       15
XII.     Severability                                     15
XIII.    Complete Agreement                               16
XIV.     Parties to Agreement                             16
XV.      Assignment                                       16
X        Investment of Assets                             16
XVII.    DAC Tax Article                                  16
XVIII.   Execution                                        17
Schedule A, Policies and Amounts Reinsured                18
Schedule B, Initial Statutory, Modified Coinsurance and 19 Coinsurance Reserves and Net Profit Calculation
Schedule C, Reinsurance Premiums                          20
Schedule D, Expense Allowance                             21
Schedule E, Modified Coinsurance Interest Rate and        22
Modco Investment Income
Schedule F, Part I. Coinsurance and Modified Coinsurance
            Reserve Report                                23
Schedule F, Part II. Loss Carry Forward Report            25
Schedule F, Part III. Experience Refund                   26
Schedule F, Part IV. Quarterly Settlement Report          27
Schedule G, Policy Exhibit                                28


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                          TABLE OF CONTENTS (continued)

Page

Schedule H, Part I. Quarterly Statutory Reporting         29
Schedule H, Part II. Annual Statutory Reporting           30
Schedule I, Part I. DAC Tax Adjustment                    31
Schedule I, Part II. Reinsurance Questionnaire            32
Schedule I, Part III. DAC Tax Exhibit                     33
Schedule J, Trust Agreement                               34
Schedule K, Minimum Coinsurance Reserve                   35

SOUTHERN SECURITY LIFE INSURANCE COMPANY (the "Company") and SECURITY NATIONAL LIFE INSURANCE COMPANY (the "Reinsurer") mutually agree to reinsure on the terms and conditions set out below. This Agreement is an indemnity reinsurance Agreement solely between the Company and the Reinsurer, and performance of the obligations of each party under this Agreement shall be rendered solely to the other party. In no instance shall anyone other than the Company or Reinsurer have any rights under this Agreement.


                                    ARTICLE I
                              SCOPE OF REINSURANCE

1. Policies Reinsured. The Company hereby cedes and the Reinsurer hereby reinsures, according to the terms and conditions of this Agreement, the risks under certain policies, as described in Schedule A.

2. Coverages and Exclusions.

a) Only risks under the policies referred to in Paragraph 1, hereinafter referred to as the "Policies," to the extent of the limits specified in Schedule A, are reinsured under this Agreement.

b) The Reinsurer will reimburse for the same form and term of nonforfeiture benefits as provided for in each reinsured policy issued by the Company in a quota share percentage corresponding to that shown in Schedule A.

c) The Reinsurer shall have no liability to the Company for reimbursement of any policy loans made to policyholders with respect to the portion of the policies reinsured under this Agreement.

3. Plan of Reinsurance. Reinsurance effected under this Agreement shall be partially on a coinsurance basis and partially on a modified coinsurance basis.


                                   ARTICLE II
                                    LIABILITY

Liability. The liability of the Reinsurer shall begin simultaneously with that of the Company, but not prior to the effective date of this Agreement. The reinsurance under this Agreement with respect to any policy reinsured hereunder shall be maintained in force without reduction as long as the liability of the Company under such policy remains in force without reduction, unless reinsurance under this Agreement is terminated or reduced or as otherwise provided herein. The Reinsurer's liability on any policy reinsured hereunder shall terminate with that of the Company, but shall not extend beyond the termination date of this Agreement.


                                   ARTICLE III
                               GENERAL PROVISIONS


1.   Representations and warranties of Company.

     a. The Company has provided the Reinsurer copies of all forms, applications, rates and values with respect to the Policies that the Reinsurer has requested and shall keep the Reinsurer promptly informed with respect to any changes or modifications to such forms, applications or rates.
     b. The Company will provide the Reinsurer with the latest examination of Company by the Florida Department of Insurance at the request of the Reinsurer.
     c. The Company is licensed and in good standing in Florida. The Company does not have any reason to believe that it is about to be placed in supervision, rehabilitation, receivership, suspension or liquidation by any insurance department.
     d. The Company is duly organized, validly existing and in good standing under the laws of the state of Florida, and has all necessary corporate power and authority to entitle it to use its name, to own, lease or otherwise hold its properties and assets, to carry on its business as currently conducted, and to perform its obligations.
     e. The execution, delivery and performance of this Agreement by the Company will not (i) violate or conflict with any provision of its Certificate of Incorporation or bylaws; (ii) violate or result in any breach of or constitute a default under, or give rise to a right of modification, termination or cancellation of, or accelerate the performance required by the terms of, as the case may be, any contract, lease, license, mortgage, note, or any agreement to which the Company is bound; or (iii) violate or conflict with any law, regulation, code, judgment, order, writ, injunction or decree of any court, governmental body, or administrative agency by which the Company may be bound.
     f. The Company has full corporate power and authority to execute, deliver and perform its obligations under this Agreement, and has taken all necessary corporate and other action to authorize the ceding of the Policies under the terms of this Agreement.
     g. This Agreement has been duly executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms.
     h. To the best of the Company's knowledge, the Policies are in compliance with all applicable requirement of law and are on forms approved in all material respects by the appropriate governmental authorities except to the extent that failure to be in compliance therewith does not have a material adverse effect.
     i. The assets reflected by Company on its quarterly statement to the Insurance Department of the State of Florida for the quarter ended September 30, 2003 a) have not decreased since that time, b) are accurately reflected as to value, c) are unencumbered, except as reflected on the statement, and d) are fully available to the Company to support its obligations to its policyholders.
     j. Company acknowledges the existence of certain other reinsurance agreements (collectively referred to as "Third Party Reinsurance Agreements"). Company acknowledges that Reinsurer will not accept the risks associated with possible changes to the Third Party Reinsurance Agreements and further promises that this Agreement shall be treated as if the Third Party Reinsurance Agreements are in full force and effect, as constituted on the effective date of this Agreement. The Company further represents that any increase to the premiums under the Third Party Reinsurance Agreements shall be the sole responsibility and obligation of Company, unless accepted in writing by Reinsurer.

2.        Representations and warranties of Reinsurer.
     a. The Reinsurer is duly organized, validly existing and in good standing under the laws of the state of Utah, and has all necessary corporate power and authority to entitle it to use its name, to own, lease or otherwise hold its properties and assets, to carry on its business as currently conducted, and to perform its obligations.
     b. The execution, delivery and performance of this Agreement by the Reinsurer will not (i) violate or conflict with any provision of its Certificate of Incorporation or by-laws; (ii) violate or result in any breach of or constitute a default under, or give rise to a right of modification, termination or cancellation of, or accelerate the performance required by the terms of, as the case may be, any contract, lease, license, mortgage, note, or any agreement to which the Reinsurer is bound; or (iii) violate or conflict with any law, regulation, code, judgment, order, writ, injunction or decree of any court, governmental body, or administrative agency by which the Reinsurer may be bound.
     c. The Reinsurer has full corporate power and authority to execute, deliver and perform its obligations under this Agreement, and has taken all necessary corporate and other action to authorize the ceding of the Policies under the terms of this Agreement.
     d. This Agreement has been duly executed and delivered by the Reinsurer and constitutes a valid and legally binding obligation of the Reinsurer, enforceable in accordance with its terms.

3. Reinsurance Conditions. The reinsurance hereunder is subject to the same limitations and conditions as the insurance under the policies which are reinsured hereunder, except as otherwise provided herein.

4. Administration of Policies Reinsured. The Company shall administer the policies reinsured hereunder and shall perform all accounting for such policies.

5. Ownership of Assets. The Company shall retain ownership all of the assets held in relation to the U.S. Statutory Reserves on the policies reinsured hereunder, subject to Reinsurer's beneficial interest. The said assets shall be placed in trust with a mutually agreed upon financial institution. Company will continue to manage the assets placed in the trust and will be allowed to buy or sell the assets under normal business circumstances, provided that the value of the corpus of the trust remains at or above the value of the trust at its inception. The mechanics of the trust are more fully described in the Custodial Agreement between Company and Reinsurer which is incorporated herein and attached hereto as Schedule J.

6. Initial Allowance. An initial allowance shall be paid to the Company equal to $3,200,000. This Initial Allowance is due and payable on the effective date of this Agreement. This allowance is meant to reimburse the Company for all acquisition costs incurred on the reinsured business. No other allowances will be paid to the Company by the Reinsurer as reimbursement for these expenses.

7. Expense Allowance. An expense allowance for the Reinsurance Premium as described in Schedule D shall be allowed the Company for the administration of the business reinsured hereunder.

8. Age or Gender Adjustment. If the amount of any of the Company's policies reinsured under this Agreement is changed because of a misstatement of age or gender, the Reinsurer will share proportionately with the Company in all adjustments in accordance with the limitations defined in Schedule A.

9. Policy Changes. Company, under any circumstances, may not make any changes to the terms and conditions of any policies reinsured under this Agreement without the written consent of the Reinsurer. For the purpose of this Agreement, "terms and conditions of any policies" includes, but is not limited to interest crediting rates and cost of insurance rates.

If Company obtains Reinsurer's written consent, and a change is made in the terms and conditions of a policy issued by the Company and reinsured hereunder, which increases or reduces the liability of the Company on such policy, changes the plan of insurance or makes any other policy change, the Company and the Reinsurer shall share in such change in proportion to their respective liabilities under this Agreement except as provided in a formal exchange program as described below. A reduction in reinsurance which is not caused by the implementation of a formal exchange program will not be applied, however, to force the Company to reassume more than its regular retention limits at the time of the reduction of age at issue, mortality rating, and form of the policy or policies for which reinsurance is being terminated.

If the Company makes a change in the terms and conditions of any policy reinsured hereunder, including, but not limited to, a change in the method used to calculate reserves on the policy, and such change affects the Reinsurer's liability hereunder with respect of such policy, the Company shall obtain Reinsurer's advance written consent before making any changes. For purposes of this Agreement, any such change shall be deemed to be the issuance of a new policy form by the Company. The Reinsurer shall inform the Company whether the Reinsurer will include such new policy form under this Agreement, or will terminate or modify the reinsurance hereunder in respect of such policy. In the event of a termination or modification pursuant to this Article, a terminal accounting shall be computed for all policies for which reinsurance was terminated or modified. If the calculation produces a negative amount, the Company shall pay the Reinsurer the absolute value of such amount.

10. Internal and External Replacements. Company may not make any internal or external replacements of policies reinsured under this Agreement without the written consent of Reinsurer.

An internal replacement of any contracts reinsured hereunder, pursuant to a program of internal or external replacement, shall be considered reinsured contracts under the terms of this Agreement, with effect from the date of such replacement, unless the Reinsurer, at its sole discretion, chooses not to reinsure such policies.

An internal replacement shall include all contracts which are reinsured under this Agreement which under a program initiated by the Company after the
Effective Date of this Agreement are, within six (6) months of being surrendered, covered under a new policy written by the Company or an affiliate.

An external replacement program shall consist of a program entered into by the Company with a non-affiliated company to replace the contracts reinsured hereunder for a contract with another reinsurer.

11. Oversights. If failure to pay any premiums due or to do any other act required by this Agreement is unintentional and caused by misunderstanding or oversight, the Company and the Reinsurer will adjust the situation to what it would have been had the misunderstanding or oversight not occurred.

12. Inspection. The Company shall be responsible for maintaining proper records and for handling the collection of premiums, payment of benefits, processing of policy loans and policyholder service. The Company will be responsible for computing reserves and other data necessary for the Reinsurer to file statutory and tax financial statements. At any reasonable time during business hours, either party may inspect the original papers and any and all other books or documents at the home office of the other party relating to or affecting reinsurance under this Agreement. The Company agrees to complete, at the request of the Reinsurer, a process confirming the existence of policies reinsured under this Agreement.

13. Amendments. This Agreement may be amended by mutual agreement of the parties. Any such amendments shall be in writing and signed by authorized representatives of both parties.

14. Headings and Schedules. Article and paragraph headings are not a part of this Agreement and shall not affect the terms hereof. The schedules attached are a part of this Agreement.

15. Offset. Any debts or credits, matured or unmatured, liquidated or unliquidated, regardless of when they arose or were incurred, in favor of or against either the Company or the Reinsurer with respect to this Agreement are deemed mutual debts or credits, as the case may be, and shall be set off, and only the balance shall be allowed or paid.

16. Recoupment. All net amounts due either party under this Agreement, for any accounting period, shall be netted regardless of the insolvency, rehabilitation or receivership of either party. In particular, amounts due under this Agreement to one party before or after the insolvency of the other party may be recouped and only the net balance due shall be paid.

17. Currency. The currency for the purpose of this Agreement shall be United States dollars.

18. Coinsurance Reserve. The initial coinsurance reserve shall be equal to $3,200,000. Subsequently, the Coinsurance Reserve shall be equal to the difference between the Statutory Reserve and the Modified Coinsurance Reserve. The Company shall take a reserve credit, in accordance with applicable state statutes, for the portion hereunder of this Agreement that is on a coinsurance basis and the Reinsurer shall establish such amount on its books and records as its minimum reserve liability on the portion of the policies reinsured hereunder.

19. Service of Suit

If the Reinsurer fails to perform any of its obligations under this Agreement, the Company may request the Reinsurer submit to the jurisdiction of a court of competent jurisdiction within the United States. The Reinsurer will comply with all reasonable requirements necessary to give such court jurisdiction over it and will abide by the final decision of such court or of any appellate court in the event of an appeal.

The Reinsurer hereby designates the Commissioner of the State of Utah as its true and lawful attorney within such Commonwealth upon whom any lawful process in any action, suit or proceeding instituted by or on behalf of the Company.

This provision is not intended to conflict with or override the obligation of the parties to arbitrate disputes hereunder. Consequently, it shall only apply as necessary to enforce the terms of this Agreement or to enforce a written decision of the arbitrators.

                                   ARTICLE IV
                 INITIAL CONSIDERATION AND REINSURANCE PREMIUMS

To effect reinsurance with respect to the policies inforce on the effective date of this Agreement, the Company shall pay to the Reinsurer, the initial consideration and reinsurance premium as described in Paragraph 2 of this Article.

Initial Consideration and Reinsurance Premium The initial consideration to be paid to the Reinsurer by the Company on the effective date of this Agreement will be the reinsured quota share of the US Statutory Reserve (as defined in Schedule B) as of the effective date of this Agreement, corresponding to the amount and policies reinsured, as outlined in Schedule A.

During subsequent accounting periods, the Company will pay the Reinsurer the reinsurance premium determined in accordance with Schedule C, corresponding to the amount and the policies reinsured.


                                    ARTICLE V
                               RESERVE ADJUSTMENTS

1. Initial Reserve Adjustment. Simultaneously with the payment of the initial consideration described in Article IV, by the Company to the Reinsurer, the Reinsurer shall pay to the Company an initial reserve transfer in an amount that is equal to the Modified Coinsurance Reserves, as defined in Schedule B, on the effective date of this Agreement with respect to the policies reinsured hereunder.

2. Modco Reserve Adjustments.

     (a) Modco reserve adjustments shall be computed quarterly by deducting ((i) + (ii)) from (iii) where items (i), (ii) and (iii) are defined as:

          (i) the total amount of the Modified Coinsurance Reserves, as defined in Schedule B, on the last day of the preceding accounting period on the contracts reinsured hereunder.

          (ii) Modco Investment Income as defined in Schedule E.

          (iii) the total amount of the Modified Coinsurance Reserves on the last day of the current accounting period on the policies reinsured hereunder and then in force under this Agreement.

     With respect, however, to the first accounting period after the effective date of this Agreement occurs, the reference in "(i)," to "the last day of the preceding accounting period" shall refer to the effective date of this Agreement.

     In the accounting period in which termination of this Agreement occurs, the reference in "(iii)" above to "the last day of the current accounting period" shall refer to the termination date of this Agreement.

     (b) For any accounting  period in which "(iii)" exceeds ("(i)" + "(ii)") in
(a), above, the Reinsurer shall pay the Company such excess. For any accounting period in which ("(i)" + "(ii)") exceeds "(iii)," in (a) above, the Company shall pay the Reinsurer such excess.

                                   ARTICLE VI
                                    BENEFITS

1. Notice. The Company shall have the sole responsibility for the settlement of claims with its claimants. The Company will maintain records to support its claim payments. The Reinsurer reserves the right to review those claim records, and proofs of such claim payments due or paid will be furnished to the Reinsurer upon request.

2. Liability and Payment. The Reinsurer will accept the decision of the Company on payment of benefits (defined herein) on a policy reinsured hereunder, the intent of the parties being that the Reinsurer will, in every case to which this Agreement applies and in the proportions specified herein, follow the fortunes of the Company. The Reinsurer will pay its quota share in a lump sum to the Company without regard to the form of claim settlement of the Company. Benefits shall be defined as death benefits, surrender benefits, withdrawals, dividends, annuity benefits (defined as the annuity benefits payable in accordance with the guaranteed settlement options as provided for in each policy reinsured hereunder) and other contractual policyholder benefits, net of any other Reinsurance the Company may have on the business covered by this Agreement. Punitive, exemplary or extra-contractual damages are not considered benefits under this Agreement.

3. Contested Claims. The Company will advise the Reinsurer of its intention to contest, compromise, or litigate a claim involving a policy reinsured hereunder. The Reinsurer will pay its share of the unusual expense of the contest in addition to its share of the claim itself, or it may choose not to participate in the contest. If the Reinsurer chooses not to participate, it will discharge its liability by payment of the full amount of its liability on the policy reinsured to the Company. In no event shall the following categories of expenses or liabilities be considered for purposes of this Agreement as "unusual expenses":

          a) routine investigation or administrative expense;
          b) expenses incurred in connection with a dispute or contest arising out of conflicting claims of entitlement to policy proceeds or benefits which the Company admits are payable;
          c) expenses, fees, settlements or judgments arising out of or in connection with claims against the Company for punitive or exemplary damages; and
          d) expenses, fees, settlements or judgments arising out of or in connection with claims made against the Company and based on alleged or actual bad faith, failure to exercise good faith or tortious conduct in the handling of claims or in other dealings with its policyholders.

4. Assistance and Advice. On any claim on a policy reinsured hereunder, the Reinsurer will, at the request of the Company, advise and assist the Company in its determination of the liability and in the best procedure to follow with respect to a claim of doubtful validity, provided that the Reinsurer shall not be liable to the Company or to any third party for claims arising out of such advice and assistance.

5. General. It is expressly understood that all benefits reinsured hereunder this Agreement shall be netted against the Reinsurance Premium and other amounts due the Reinsurer from the Company under this Agreement.

                                   ARTICLE VII
                            ACCOUNTING AND SETTLEMENT

1. Accounting Periods. The accounting shall be on a calendar quarter basis. The first accounting period shall begin on the 1st day of the effective date of this Agreement. The final accounting period shall run from the end of the preceding calendar quarter until the termination date of this Agreement.

2. Accounting Reports. Accounting reports (Schedules F, G, H and K) shall be submitted to the Reinsurer by the Company not later than fifteen (15) days after the end of each accounting period except in the case of calendar year end accounting reports as described in the following paragraph. Such reports shall be shown on a line of business basis as indicated on Schedule A and include information on claims, surrender values, statutory reserve adjustments and Coinsurance Reserves on a consolidated basis on the policies reinsured for the preceding accounting period.

Within fifteen (15) days of the end of the calendar year, the Company shall supply the Reinsurer with the year end Accounting Reports which shall include information as shown in Schedules F, G, H and K. The Company shall make its best efforts to supply the actual data; and if the data cannot be supplied within the time limits, the Company shall produce best estimates which are trued up later.

3. Settlements. With respect to the business reinsured hereunder and within fifteen (15) days after the end of each accounting period, except for the 1st accounting period which will be the effective date of this Agreement, the Company shall pay the Reinsurer a settlement computed as follows:

Initial Reinsurance Premium (In accordance with Article IV; first period only),

PLUS: Premiums, in accordance with Schedule C,

MINUS: Initial Allowance (Article III, Paragraph 6; first period only),

MINUS: Expense Allowance, in accordance with Schedule D,

PLUS:  Modco Reserve  Adjustment  payable to the  Reinsurer in  accordance  with
Article V,

MINUS:  Modco  Reserve  Adjustment  payable to the  Company in  accordance  with
Article V,

MINUS:  Benefits paid during the accounting  period,  in accordance with Article
VI.

MINUS: Experience Refund as defined in Article VII, paragraph 8 below.

If the amount computed is positive, then such amount shall be paid to the Reinsurer by the Company. If the amount computed is negative, then the absolute value of such amount shall be paid by the Reinsurer to the Company.

4. Loss Carry Forward. At the beginning of the first accounting period, the Loss Carry Forward shall be set equal to zero. For subsequent accounting periods, the Loss Carry Forward shall be as calculated in Schedule F, Part II.

5. Amounts Due. Except as otherwise specifically provided in this Agreement, all amounts due to be paid to either the Reinsurer or the Company shall be determined on a net basis as of the last day of each accounting period. These amounts shall be due and payable within fifteen (15) days after such date.

In the calculation of the net amount due in Paragraph 3 above, due regard will be given to the incidence of payment throughout the accounting period and interest at the rate determined in accordance with Paragraph 6 below, will be credited accordingly on an exact basis, whenever possible or otherwise on a mutually agreed upon approximate basis.

6. Delayed Payment and Recalculations. If there is a delayed settlement or a recalculation of an amount due, there will be an interest charge computed at the interest rate prescribed below for the period commencing with the sixteenth
(16th) day after the end of the accounting period to which the charge applies.

The annual interest rate for delayed settlement shall be equal to the yield of one-year US treasuries as quoted at closing on the last Friday before the last day of the accounting period to which the charge applies, plus 100 basis points.

7. Expense and Risk Charge. The expense and risk charge in any accounting period shall be equal to 1.00% of the Coinsurance Reserve at the end of the accounting period.

In no event shall the Expense and Risk Charge be payable in a given accounting period, if the Profit (Schedule B) is less than zero.

8. Experience Refund. If the Experience Refund is positive, this amount shall be paid to the Company by the Reinsurer. If the Experience Refund is negative, the absolute value of this amount shall be paid to the Reinsurer by the Company. Beginning with the second accounting period that the Coinsurance Reserve is equal to zero, if the Experience Refund is positive, then the Experience Refund will be reduced by 10%. The Experience Refund is calculated as follows:

Premiums, in accordance with Schedule C,

PLUS: Experience Refund Investment Income in accordance with Schedule E,

MINUS: Benefits paid during the accounting period in accordance with Article VI,

MINUS: Expense Allowance, in accordance with Schedule D,

MINUS: Change in the Statutory Reserve in accordance with Schedule F,

PLUS: Change in the Coinsurance Reserve in accordance with Schedule F,

MINUS: Expense and Risk charge in accordance with Article VII,

MINUS: Loss Carry Forward at the beginning of the current accounting period accumulated at the Modco Investment Income Interest Rate (as calculated in Schedule E)

EQUALS: Experience Refund

                                  ARTICLE VIII
                                    RECAPTURE

1. Duration. The parties expressly recognize that this Agreement is an executory contract, and agree that it will terminate automatically in the event that the Company fails to pay any reinsurance premiums when due. In the event of this automatic termination, the Recapture Accounting and Settlement outlined in
Article IX will apply.

2. Recapture. The Company may recapture the business reinsured hereunder at any time after September 30, 2004 with ninety (90) days prior written notice, if recapture will occur in the 1st, 2nd or 3rd quarter of a given year or one hundred and twenty days (120) days prior written notice, if recapture will occur in the 4th quarter of a given year.

3. Procedure. Recapture of reinsurance hereunder may be effected only subject to the recapture accounting and settlement provisions described in Article IX.


                                   ARTICLE IX
                       RECAPTURE ACCOUNTING AND SETTLEMENT

1. Recapture Accounting. In the event that all reinsurance under this Agreement is recaptured in accordance with Article VIII, a recapture accounting and settlement shall take place.

2. Date. The recapture accounting date shall be the effective date of recapture pursuant to any notice of recapture given under this Agreement or such other date as shall be mutually agreed to in writing.

3. Settlement. The recapture accounting and settlement shall consist of:

     a) the settlements as provided in Article VII, computed as of the recapture accounting date;

     b) payment by the Company to the Reinsurer of an amount equal to the Statutory Reserve minus the coinsurance reserve hereunder as of the recapture accounting date; and

     c) payment by the Reinsurer to the Company of a recapture consideration equal to the US Statutory Reserve (as defined in Schedule B) as of the recapture accounting date.

     d) An additional recapture adjustment equal to the coinsurance reserve as of the recapture date of this Agreement shall be paid by the Company to the Reinsurer.

If the calculation of the recapture accounting and settlement produces an amount owing to the Company, such amount shall be paid promptly by the Reinsurer to the Company. If the calculation of the recapture accounting and settlement produces an amount owing to the Reinsurer, such amount shall be paid promptly by the Company to the Reinsurer.

4. Supplementary Accounting and Settlement. In the event that, subsequent to the recapture accounting and settlement as above provided, a change is made with respect to any amount taken into account pursuant to Article VII, a supplementary accounting shall take place pursuant to Paragraph 3 of this Article. Any amount owed to the Reinsurer or to the Company by reason of such supplementary accounting shall be paid promptly upon the completion thereof.

                                    ARTICLE X
                                   ARBITRATION

It is the intention of the Reinsurer and the Company that the customs and practices of the insurance and reinsurance industry will be given full effect in the operation and interpretation of this Agreement. The parties agree to act in all things with the highest good faith. If the Reinsurer or the Company cannot mutually resolve a dispute which arises out of or relates to this Agreement, however, the dispute will be decided through arbitration. The arbitrators will base their decision on the terms and conditions of this Agreement plus, as necessary, on the customs and practices of the insurance and the reinsurance industry rather than solely on a strict interpretation of the applicable law; there will be no appeal from their decision, and any court having jurisdiction of the subject matter and the parties may reduce that decision to judgment.

To initiate arbitration, either the Company or the Reinsurer will notify the other party by Certified Mail of its desire to arbitrate, stating the nature of its dispute and the remedy sought. The party to which the notice is sent will respond to the notification in writing within ten (10) days of its receipt.

There will be three arbitrators who will be current or former officers of life insurance companies other than the contracting companies, their subsidiaries or affiliates. Each of the contracting companies will appoint one of the arbitrators and these two arbitrators will select the third. If either party refuses or neglects to appoint an arbitrator within sixty (60) days, the other party may appoint the second arbitrator. If the two arbitrators do not agree on a third arbitrator within sixty (60) days of their appointment, each of the arbitrators will nominate three individuals. Each arbitrator will then decline two of the nominations presented by the other arbitrator. The third arbitrator will then be chosen from the remaining two nominations by drawing lots.

It is agreed that each of the three arbitrators should be impartial regarding the dispute and should resolve the dispute on the basis described in the first paragraph of this Article. Therefore at no time will either the Company or the Reinsurer contact or otherwise communicate with any person who is to be or has been designated as a candidate to serve as an arbitrator concerning the dispute, except upon the basis of jointly drafted communications provided by both the Company and the Reinsurer to inform the arbitrators of the nature and facts of the dispute. Likewise, any written or oral arguments provided to the arbitrators concerning the dispute will be coordinated with the other party and will be provided simultaneously to the other party or will take place in the presence of the other party. Further, at no time will any arbitrator be informed that the arbitrator has been named or chosen by one party or the other.

The arbitration hearing will be held in a place and on the date fixed by the arbitrators. In no event will this date be later than six (6) months after the appointment of the third arbitrator. As soon as possible, the arbitrators will establish pre-arbitration procedures as warranted by the facts and issues of the particular case. At least ten (10) days prior to the arbitration hearing, each party will provide the other party and the arbitrators with a detailed statement of the facts and arguments it will present at the arbitration hearing. The arbitrators may consider any relevant evidence, they will give evidence such weight as they deem it entitled to after consideration of any objections raised concerning it. The party initiating the arbitration will have the burden of proving its case by a preponderance of the evidence. Each party may examine any witnesses who testify at the arbitration.

The cost of the arbitration will be shared equally by both parties unless the arbitrators decide otherwise.

This Article shall survive termination of this Agreement.

                                   ARTICLE XI
                                   INSOLVENCY

In the event (i) Company comes under any supervision by a state regulator or in the event Company shall (ii) apply for or consent in the appointment of, or the taking of possession by, a receiver, custodian, regulator trustee or liquidator of itself or of all or a substantial part of its assets, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the Federal Bankruptcy Code, (v) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization or winding up, or (vi) take any action for the purpose of effecting any of the foregoing, or a proceeding or case shall be commenced without the application or consent of Company in any court or forum of competent jurisdiction seeking (a) its liquidation , reorganization, dissolution or winding-up, (b) the appointment of a trustee, receiver, custodian, liquidator or the like of Company or of all or any substantial part of its assets, or (c) similar relief in respect of Company under any law relating to bankruptcy, insolvency, reorganization or winding up, Reinsurer shall have the option, in its sole discretion, to convert this Agreement to an Assumption Reinsurance Agreement one day prior to such insolvency or other actions described in this Article XI, and Reinsurer may assume all or a part of the Reinsured Policies identified in Schedule A as of one day prior to the date thereof.

In the event of the insolvency of Company, all reinsurance that is payable directly to the liquidator, receiver, or statutory successor of Company, shall be without diminution or increase because of the insolvency of Company.

In the event of insolvency of Company, the liquidator, receiver, or statutory successor shall give Reinsurer written notice of the pendency of a claim on a policy reinsured within a reasonable time after such claim is filed in the insolvency proceeding. During the pendency of any such claim, Reinsurer may investigate such claim and interpose in the name of Company (its liquidator, receiver or statutory successor), but at its own expense, in the proceeding where such claim is to be adjudicated any defense or defenses which Reinsurer may deem available to Company or its liquidator, receiver or statutory successor.

The expense thus incurred by Reinsurer shall be chargeable, subject to court approval, against Company as part of the expense of liquidation to the extent of a proportionate share of the benefit that may accrue to Company solely as a result of the defense undertaken by Reinsurer. Where two or more reinsurers are participating in the same claim and a majority in interest elect to interpose a defense or defenses to any such claim, the expense shall be apportioned in accordance with the terms of the Agreement as though such expenses had been incurred by Company.


                                   ARTICLE XII
                                  SEVERABILITY

To the extent that this Agreement may be in conflict with any applicable law or regulation, this Agreement shall be amended, at the mutual agreement of both the Company and the Reinsurer, to the extent possible, to comply with such law and regulation. If any term or provision of this Agreement shall be found by a court of competent jurisdiction to be illegal or otherwise unenforceable, the same shall not invalidate the whole of this Agreement, but such term or provision shall be deemed modified to the extent necessary in the court's opinion to render such term or provision enforceable, and the rights and obligations of the parties shall be construed and enforced accordingly preserving to the fullest permissible extent the intent and agreements of the parties set forth herein.


                                  ARTICLE XIII
                               COMPLETE AGREEMENT

This Agreement shall constitute the entire agreement between the parties with respect to the reinsurance of the business covered and there are no understandings between the parties other than as expressed in this Agreement. Furthermore, this Agreement may not be altered, modified or in any way amended except by instrument in writing duly executed by the proper officials of all parties.


                                   ARTICLE XIV
                              PARTIES TO AGREEMENT

This is an agreement for indemnity reinsurance solely between the Company and the Reinsurer. The acceptance of reinsurance hereunder shall not create any right or legal relation whatsoever between the Reinsurer and the insured or the beneficiary under any policy reinsured hereunder.

                                   ARTICLE XV
                                   ASSIGNMENT

None of the rights or obligations under this Agreement may be assigned by either the Reinsurer or the Company, nor may the policies reinsured under this Agreement be sold, reinsured under an agreement of assumption reinsurance, or transferred in any other fashion without the written consent of both the Company and the Reinsurer. Consent will not be unreasonably withheld, provided the assignment, sale, assumption reinsurance, or transfer does not have a material effect on the risks transferred or the economic results to the party requested to consent. This provision shall not prohibit either party from retroceding the insurance policies on an indemnity basis.

                                   ARTICLE XVI
                              INVESTMENT OF ASSETS

The Company shall maintain all assets which support the U.S. Statutory reserve associated with the policies described in Schedule A under this Agreement in a trust, escrow or other special account in order to specifically identify the assets used to support the U.S. Statutory reserve.

                                  ARTICLE XVII
                                 DAC TAX ARTICLE

If the Business reinsured hereunder includes for US Federal Income Tax purposes Specified Insurance Contracts pursuant to Section 848 of the Internal Revenue Code or the Final Income Tax Regulations thereunder, the Company and the Reinsurer, with respect to this Agreement, agree to make the election provided in Section 1.848-2(g)(8) of the Final Income Tax Regulations issued December 28, 1992 under Section 848 of the Internal Revenue Code of 1986. The specifics of this election are set forth in Schedule I.

                                  ARTICLE XVIII
                                    EXECUTION

In witness of the above, this Agreement is signed in duplicate at the dates and placed indicated with an effective date of October 1, 2003.


SOUTHERN SECURITY  LIFE INSURANCE COMPANY



By:                                                Witness:
     ---------------------------------------       ---------------------------

Title:                                             Title:
        ------------------------------------       ---------------------------

Date:                                              Date:
       -------------------------------------       ---------------------------

SECURITY NATIONAL LIFE INSURANCE COMPANY



By:                                                Witness:
     ---------------------------------------       ---------------------------

Title:                                             Title:
        ------------------------------------       ---------------------------

Date:                                              Date:
       -------------------------------------       ---------------------------

                                   SCHEDULE A
                         POLICIES AND AMOUNTS REINSURED

The proportion of the policies reinsured under this Agreement shall be a 50% quota share of the retained amounts for all policies in force as of October 1, 2003.

The business reinsured under this Agreement is as follows:

         100% of Company's Direct Universal Life Business

Included in this contract is an authenticated compact disc containing a detailed listing of policies reinsured hereunder. This listing shall contain policy number, line of business, death benefit, U.S. statutory reserve and an Excel spreadsheet that comprises the Company's and Reinsurer's understanding of the mechanics of this Agreement.

                                   SCHEDULE B
        INITIAL STATUTORY, MODIFIED COINSURANCE AND COINSURANCE RESERVES
                                       And
                             NET PROFIT CALCULATION


(1) As of the effective date of this Agreement, the Coinsurance Reserve shall be equal to the Initial Allowance (Article III). At the effective date of this Agreement, the Modified Coinsurance Reserve shall be equal to the difference between the US Statutory Reserve and the Coinsurance Reserve. US Statutory Reserve is defined as the statutory mean reserve plus advance premiums less net due and deferred premiums plus the claim liability on the quota share of the reinsured policies.

(2) For each accounting period after the first accounting period after the effective date of this Agreement, the PROFIT and NET PROFIT shall be determined as follows:

          A - Shall be equal to:

          The Reinsurance Premiums received during the accounting period,
          PLUS: Experience Refund Investment Income earned during the accounting period as defined in Schedule E,
          MINUS: The Allowances for expenses and percentage of premium compensation reimbursement during the accounting period as defined in Schedule D,
          MINUS:  Benefits  paid  during  the  accounting  period as  defined in
          Article VI.

          B - PROFIT shall be defined and computed as follows:

          A as defined above,
          MINUS: The Statutory Reserve at the end of the current accounting period as defined in Paragraph (1) above,
          PLUS: The Statutory Reserve at the beginning of the current accounting period as defined in Paragraph (1) above.
          C - NET PROFIT shall be defined and computed as follows:

If PROFIT is greater than zero, but less than the Preliminary Risk Fee (which is equal to 1.0 % times the Coinsurance Reserve at the beginning of the current accounting period), then the NET PROFIT is equal to zero.

         Otherwise the NET PROFIT is equal to:

          B as defined above,
          MINUS: The Loss Carry Forward at beginning of the current period (Schedule F, Part II).

The Coinsurance Reserve at the end of the current accounting period shall be equal to the difference between the Statutory Reserve at the end of the current accounting period and the Modified Coinsurance Reserve at the end of the current accounting period. At no time shall the Coinsurance Reserve be less than zero.

                                   SCHEDULE C
                              REINSURANCE PREMIUMS


The premium to be paid to the Reinsurer by the Company will be equal to the reinsured quota share of the gross premium received by the Company corresponding to the policies reinsured less any other reinsurance premiums net of commission and expense allowance on the covered business.

                                   SCHEDULE D
                        ADMINISTRATIVE EXPENSE ALLOWANCE

The Reinsurer shall reimburse the Company for the expenses it incurs associated with the portion of the policies reinsured hereunder up to the following maximums. No additional allowances will be paid to the Company by the Reinsurer as reimbursement for these expenses.

Renewal Commission Allowance -      Actual

Maintenance Expense Allowance -     Actual up to a maximum of $1.25 per policy
                                    per accounting period.

Taxes and Licenses Fee -            Actual up to a maximum of 2.5% of gross
                                    premium for all issues, all years.

                                   SCHEDULE E
                     MODIFIED COINSURANCE INTEREST RATE AND
                             MODCO INVESTMENT INCOME


The Modco Interest Rate (MIR) shall be defined as follows:

              MIR =   2 x (I + CG)- INVEXP
                      -------------
                      A + B - I - C G

          where:

     I = the Net Investment Income on the assets held in the account, as described in Article XVI, during the current accounting period;

     A = the book value of the  assets  held in the  account,  as  described  in
     Article XVI, at the end of the prior accounting period;

     B = the book value of the  assets  held in the  account,  as  described  in
     Article XVI, at the end of the current accounting period;

     CG = is net realized and unrealized capital gains (losses), as defined in the statutory annual statement, on the assets held in the account, as described in Article XVI, during the current accounting period.

     InvExp = .00125 (per quarter)


The Modco Investment  Income for a given accounting  period is equal to (1) plus
(2) where,

(1) equals the Modco Interest Rate times the Modco Reserve at the beginning of the accounting period, and

(2) equals (a) times [(1) above - (b) + (c)], where, (a) equals 50% times the Modco Interest Rate, (b) equals the Benefits paid during the accounting period (Article VI), and (c) equals the new premium paid during the accounting period (Schedule C).

The Experience Refund Investment Income for a given accounting period is equal to (1) plus (2) where,

(1) equals the Modco Interest Rate times: the Statutory Reserve at the beginning of the accounting period, minus the Coinsurance Reserve at the beginning of the accounting period.

and

(2) equals (a) times [(1) above - (b) + (c)], where, (a) equals 50% times the Modco Interest Rate, (d) equals the Benefits paid during the accounting period (Article VI), and (e) equals the new premium paid during the accounting period (Schedule C).

                               SCHEDULE F, PART I
               COINSURANCE AND MODIFIED COINSURANCE RESERVE REPORT

QUARTERLY REPORT FOR SOUTHERN SECURITY LIFE INSURANCE COMPANY

FOR PERIOD ENDING _________________________________

CHANGE IN MODIFIED COINSURANCE RESERVE:

Statutory Reserve at the end of the current
accounting period                                            ---------------

LESS:  Statutory  Reserve at the  beginning  of the
       current accounting  period                            ---------------



PLUS:  Change in Coinsurance Reserve (Schedule K)            ---------------

Change in Modified Coinsurance Reserve                       ---------------

MODIFIED COINSURANCE RESERVE:

Modified Coinsurance Reserve at the beginning of the
current period (Schedule B)                                  ---------------

PLUS:  Change in Modified Coinsurance Reserve                ---------------

Modified Coinsurance Reserve at the end of the
current period                                               ---------------

COINSURANCE RESERVE:

Statutory Reserve at the end of the current
period (Schedule B)                                          ---------------

LESS:  Modified Coinsurance Reserve at the end of the
       current period                                        ---------------

Coinsurance Reserve at the end of the period                 ---------------

               COINSURANCE AND MODIFIED COINSURANCE RESERVE REPORT

QUARTERLY REPORT FOR SOUTHERN SECURITY LIFE INSURANCE COMPANY

FOR PERIOD ENDING _________________________________


MODIFIED COINSURANCE (MODCO) RESERVE ADJUSTMENT

Change in Modified Coinsurance Reserve                      ---------------

LESS:     Modco Investment Income (Schedule E)              ---------------

Modified Coinsurance Reserve Adjustment                     ---------------

                               SCHEDULE F, PART II
                            LOSS CARRY FORWARD REPORT


QUARTERLY REPORT FOR SOUTHERN SECURITY LIFE INSURANCE COMPANY
FOR THE PERIOD ENDING                                        ---------------


Loss Carry Forward at the end of the prior accounting period ----------------

PLUS:      Modco Interest (Schedule E) on previous items     ----------------

EQUALS:  Loss Carry Forward at the beginning of the current
accounting period                                            ----------------

PLUS:   Expense and Risk Charge due for accounting period
but not paid due to negative Profit (Schedule B)             ----------------

LESS:   Profit (Item B on Schedule B), if positive;
zero otherwise                                               ----------------

Loss Carry Forward at the end of the current accounting
period                                                       ----------------


N.B. The Loss Carry Forward at the end of the current accounting period shall not be less than zero.

                              SCHEDULE F, PART III
                                EXPERIENCE REFUND


QUARTERLY REPORT FOR SOUTHERN SECURITY LIFE INSURANCE COMPANY

FOR PERIOD ENDING ------------------------------------


Premiums- (Schedule C)                                   ------------------

Plus:  Experience Refund  Investment Income              ------------------

Minus:    Expense Allowance (Schedule D)                 ------------------

Minus:    Benefits (Article VI)                          ------------------

Minus: Change in Statutory Reserves                      ------------------

Minus: Change in Coinsurance Reserves                    ------------------

Equals:  Preliminary Experience Refund                   ------------------

Minus:  Expense and Risk Charge
(0.01 * Coinsurance Reserve at end of accounting period) ------------------

Minus:  Loss Carry Forward at beginning of the accounting
Period (Schedule F, Part II)                             ------------------

Equals:  Experience Refund                               ==================

Loss Carry Forward  Addition (If Experience
Refund is negative,  the Loss Carry Forward
Addition is the absolute value of the Preliminary
Experience  Refund; else zero)                          ------------------

                               SCHEDULE F, PART IV
                           QUARTERLY SETTLEMENT REPORT


QUARTERLY REPORT FOR SOUTHERN SECURITY LIFE INSURANCE COMPANY
FOR PERIOD ENDING                                     -------------------


Premiums (Schedule C)                                 -------------------

PLUS:   Modco Reserve Adjustment payable to the Reinsurer
(Article V)                                          --------------------

LESS:   Modco Reserve Adjustment payable to the Company
(Article V)                                          --------------------

LESS:   Expense Allowance (Schedule D)               --------------------

LESS:   Benefits (Article VI)                        --------------------

LESS:   Experience Refund (Schedule F, Part III)     --------------------

Net Settlement due to the Reinsurer (the Company)    ====================

                                   SCHEDULE G
                                 POLICY EXHIBIT

                  Exhibit of Annuities with Life Contingencies

                                                # Policies     Annual Income

1. Outstanding at end of previous year

2. Issued during the year

3. Transferred from issuance account
         during the year                         ---------    ---------------

4. Totals

5. Other net changes during the year

6. Outstanding at end of the year


              Classification of Annuities with Life Contingencies
                      Outstanding at the End of the Period

                                                 # Policies     Annual Income

7. Income, now payable                           ----------     -------------

8. Deferred, fully paid                          ----------     -------------

9. Deferred, not fully paid                      ----------     -------------

10. Totals                                       ----------     -------------


                             NAIC Page 7 Information
       Analysis of Increase in Reserves and Deposit Funds During the Year

1. Reserve, December 31 of prior year             -------------------------

2. Tabular Net Premiums                           -------------------------

         4. Tabular Interest                      -------------------------

5. Tabular less Actual Reserve Released           -------------------------

11. Reserve Released by Other Termination (net)   -------------------------

12. Annuity Benefits                              -------------------------

15. Reserve, December 31 of current year          -------------------------

                               SCHEDULE H, PART I
                          QUARTERLY STATUTORY REPORTING

1. Initial Reinsurance Premium (first period only)

2. Annual Reinsurance Premiums

3. Initial Expense Allowance (first year only)

4. Renewal Expense Allowance

5. Cash Surrenders, Withdrawals

6. Death Benefits

7. Annuity Benefits

8. State Premium Taxes

9. Modified Coinsurance Reserve, Beginning of Period

10. Modified Coinsurance Reserve, End of Period

11. Interest on Modified Coinsurance Reserve

12. Reserve Adjustment [(10) - (9) - (11)]

13. Expense and Profit Charge

                               SCHEDULE H, Part II
                           ANNUAL STATUTORY REPORTING


All references in the table below are to the Company's annual statement as filed with the department of insurance in the Company's state of domicile.


Exhibit/Schedule            Title
                            Analysis of Increase in Reserves
5                           Aggregate Reserves
5A                          Changes in Bases of Valuation
8, Part 1,2                 Policy and Contract Claims (Liability End of Year
                            and Incurred During Year)
                            Exhibit of Life Insurance
S-Part 3C, Section 1        Reinsurance Assumed on Life Insurance

In addition, the Company shall provide the Reinsurer with a Statement of actuarial opinion, certifying as to the adequacy of the reserves being held by Company with regards to the business reinsured (Schedule A).

                               SCHEDULE I, PART I
                               DAC TAX ADJUSTMENT

The Company and the Reinsurer hereby agree to the following pursuant to Section 1.848-2(g)(8) of the Income Tax Regulations issued December 28, 1992, under
Section 848 of the Internal Revenue Code of 1986, as amended. This election shall be effective for 2003 for all subsequent taxable years for which this Agreement remains in effect.

1. The term "party" will refer to either the Company or the Reinsurer as appropriate.

2.   The terms used in this  Article  are  defined by  reference  to  Regulation
     Section 1.848-2 in effect December 28, 1992.

3. The party with the net positive consideration for this Agreement for each taxable year will capitalize specified policy acquisition expenses with respect to this Agreement without regard to the general deductions limitation of Section 848(c)(1).

4. Both parties agree to exchange information pertaining to the amount of net consideration under this Agreement each year to ensure consistency or as otherwise required by the Internal Revenue Service.

5. The Company upon the approval of the Reinsurer will submit a schedule (Schedule I, Part III) to the Reinsurer by May 1 of each year of its calculation of the net consideration for the preceding calendar year. This schedule of calculations will be accompanied by a statement signed by an officer of the Company stating that the Company will report such net consideration in its tax return for the preceding calendar year.

6. The Reinsurer may contest such calculation by providing an alternative calculation to the Company in writing within thirty (30) days of the Reinsurer's receipt of the Company's calculation. If the Reinsurer does not so notify the Company, the Reinsurer will report the net consideration as determined by the Company in the Reinsurer's tax return for the previous calendar year.

7. If the Reinsurer contests the Company's calculation of the net consideration, the parties will act in good faith to reach an agreement as to the correct amount within thirty (30) days of the date the Reinsurer submits its alternative calculation. If the Company and the Reinsurer reach agreement on an amount of net consideration, each party shall report such amount in their respective tax returns for the previous calendar year.

8.   The Reinsurer  shall complete the  Reinsurance  Questionnaire  (Schedule I,
     Part II) and submit it to the  Company  with the  information  required  by
     Schedule I, Part III.

SOUTHERN SECURITY LIFE INSURANCE COMPANY
By:
     ---------------------------------------
Title:
        ------------------------------------
Date:
       -------------------------------------

SECURITY NATIONAL LIFE INSURANCE COMPANY

By:
     ---------------------------------------
Title:
        ------------------------------------
Date:  _______________________________

                               SCHEDULE I, PART II
                            REINSURANCE QUESTIONNAIRE

         Reinsurance Questionnaire for Federal Income Tax Determinations


The purpose of this questionnaire is to secure sufficient information to allow the Company to account properly under the federal income tax rules for the reinsurance transactions it has with the Reinsurer. Please provide the Company with the following information:

1.   Are you either:

A. company that is subject to US taxation directly under the provisions of subchapter L of chapter 1 of the Internal Revenue Code (i.e., an insurance company liable for filing Form 1120L or Form 1120-PC), or

         Answer:       X  Yes  ____ No

B. company that is subject indirectly to US taxation under the provisions of subpart F of subchapter N of chapter 1 of the Internal Revenue Code, (i.e., a "controlled foreign corporation" with the meaning of Internal Revenue Code ss. 957).

         Answer:  ____Yes     X   No

2. If your answer to 1. above is no, have you entered into a closing agreement with the Internal Revenue Service to be subject to US taxation with respect to reinsurance income pursuant to Treasury Regulation ss.1.848-2(h) (2)(ii)
     (B)?

         Answer:  ____Yes  ____ No

     (if  your answer is yes, please provide a copy of the closing agreement).



Security National Life Insurance Company



Signed by:   -------------------------------------------------

Title:       -------------------------------------------------

Date:        -------------------------------------------------

                              SCHEDULE I, PART III
                                 DAC TAX EXHIBIT

                           DAC TAX CAPITALIZED AMOUNTS
FOR THE YEAR ENDING --------------------------------------------------------
ON REINSURANCE CEDED TO ----------------------------------------------------


GROSS BASIS:

TYPE OF TREATY      GROSS PREMIUM     CAPITALIZED AMOUNT
--------------      -------------     ------------------



FULL NETTING BASIS:

TYPE OF                   POLICY                                  CAPITALIZED
TREATY      PREMIUM     ALLOWANCES       CLAIMS     BENEFITS        AMOUNT
------      -------     ----------       ------     --------      -----------

Coinsurance

Modco


  TOTAL CAPITALIZED AMOUNTS ON A FULL NETTING BASIS: ----------------------- To be reported in conformity with Section 848 of the Internal Revenue Code



Signed By:        -----------------------------------------------



Title:            -----------------------------------------------



Signature:        -----------------------------------------------



Date:             -----------------------------------------------

                                   SCHEDULE J
                                 TRUST AGREEMENT

                                   SCHEDULE K
                          CHANGE IN COINSURANCE RESERVE

Quarterly Report for SOUTHERN SECURITY LIFE INSURANCE COMPANY

For Period Ending  ------------------

If the Coinsurance Reserve at the beginning of the accounting period is equal to $0, Change in Coinsurance Reserve is equal to zero. -------------


a.  Coinsurance Reserve at the beginning of accounting period
b.  Net Profit (Schedule B), if positive: else, zero
c.  Minimum Coinsurance Reserve at the end of the
    accounting period                                          -------------
d.  [c - a]                                                    _____________

If the Coinsurance Reserve at the beginning of the accounting period is positive, the change in Coinsurance Reserve is equal to
the lesser of b and d                                          ------------


Memorandum Account as of 9/30/07                               ------------

At the end of the accounting period ending 9/30/07, the Memorandum Account will be used to reduce the Coinsurance Reserve, but not less than zero.



Change in Coinsurance Reserve for the period                 --------------

MINIMUM COINSURANCE RESERVE:

Minimum Coinsurance Reserve at the beginning of the
accounting period                                            ______________

LESS: Quarterly Amortization                                 $200,000.00
                                                             -----------

Minimum Coinsurance Reserve at the end of the
Accounting period                                            ______________

MEMORANDUM ACCOUNT

Memorandum Account at the beginning of the
accounting period                                            ______________

PLUS: If b is greater than d, then b minus d                 ______________

Memorandum Account at the end of the
accounting period                                            ______________

                               CUSTODIAL AGREEMENT


                        dated as of December __2003 among
              SOUTHERN SECURITY LIFE INSURANCE COMPANY, as Grantor
            SECURITY NATIONAL LIFE INSURANCE COMPANY, as Beneficiary
                         and SUNTRUST BANK, as Custodian

                                TABLE OF CONTENTS
                                                                         Page

Parties And Recitals

Section 1.   Deposit of Assets to the Custodial Account.....................

Section 2.   Withdrawal of Assets from the Custodial Account................

Section 3.   Redemption, Investment and Substitution of Assets..............

Section 4.   The Income Account.............................................

Section 5.   Right to Vote Assets...........................................

Section 6.   Additional Rights and Duties of the Custodian..................

Section 7.   The Custodian's Compensation, Expenses and Indemnification.....

Section 8.   Resignation of the Custodian...................................

Section 9.   Termination of the Custodial Account...........................

Section 10.  Change of Beneficiary Upon Termination of Reinsurance..........

Section 11.  Tax Returns....................................................

Section 12.  Definitions....................................................

Section 13.  Governing Law..................................................

Section 14.  Successors and Assigns.........................................

Section 15.  Severability...................................................

Section 16.  Entire Agreement...............................................

Section 17.  Amendments.....................................................

Section 18.  Notices, etc...................................................

Section 19.  Headings.......................................................

Section 20.  Counterparts...................................................

Exhibit A....List of Assets Deposited to the Custodial Account

                               CUSTODIAL AGREEMENT

     CUSTODIAL AGREEMENT, dated as of January, 2004 (the "Agreement"), among SOUTHERN SECURITY LIFE INSURANCE COMPANY, a Florida corporation (together with any successor thereof by operation of law, including, without limitation, any liquidator, rehabilitator, receiver or conservator, the "Grantor"), SECURITY NATIONAL LIFE INSURANCE COMPANY, a Utah corporation, the "Beneficiary"), and SUNTRUST BANK, a Georgia banking corporation (the "Custodian") (the Grantor, the Beneficiary and the Custodian are hereinafter each sometimes referred to individually as a "Party" and collectively as the "Parties").

WITNESSETH:

     WHEREAS, the Grantor and the Beneficiary have entered into a reinsurance agreement (the "Reinsurance Agreement");

     WHEREAS, the Beneficiary desires the Grantor to secure payments of all amounts at any time and from time to time owing by the Grantor to the Beneficiary under or in connection with the Reinsurance Agreement.

     WHEREAS, the Grantor desires to transfer to the Custodian for deposit to a Custodial Account (the "Custodial Account") assets in order to secure payments under or in connection with the Reinsurance Agreement;

     WHEREAS, the Custodian has agreed to act as Custodian hereunder, and to hold such assets in trust in the Custodial Account for the sole use and benefit of the Beneficiary; and

     WHEREAS, this Agreement is made for the sole use and benefit of the Beneficiary and for the purpose of setting forth the duties and powers of the Custodian with respect to the Custodial Account;

     NOW, THEREFORE, for and in consideration of the promises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties hereby agree as follows:

             Section 1. Deposit of Assets to the Custodial Account.
                   -------------------------------------------

     (a) The Grantor shall establish the Custodial Account and the Custodian shall administer the Custodial Account in its name as Custodian for the Beneficiary. The Custodial Account shall be subject to withdrawal by the Beneficiary solely as provided herein.

     (b) The Grantor shall transfer to the Custodian, for deposit to the Custodial Account, the assets listed in Exhibit A hereto, and may transfer to the Custodian, for deposit to the Custodial Account, such other assets as it may from time to time desire or as may be required pursuant to the terms of the Reinsurance Agreement or this Agreement (all such assets actually received in the Custodial Account are herein referred to individually as an "Asset" and collectively as the "Assets"). The Assets shall consist only of cash (United States legal tender) and Eligible Securities (as hereinafter defined).

     (c) The amounts deposited by the Grantor in the Custodial Account shall be in such amounts such that the aggregate market value of the Custodial Account at all times equals or exceeds the reinsurance ceded under the Reinsurance
Agreement. For purposes of this section, "aggregate market value" shall be determined by the Beneficiary, and assets which are in default according to their terms shall have a market value of $0 (zero dollars). The Beneficiary shall be solely responsible for determining compliance with this subparagraph
(c) and the Custodian shall have no such duty or responsibility.

     (d) The Grantor hereby represents and warrants (i) that any Assets transferred by the Grantor to the Custodian for deposit to the Custodial Account will be in such form that the Beneficiary whenever necessary may, and the Custodian upon direction by the Beneficiary will have authority to, negotiate any such Assets without consent or signature from the Grantor or any person in accordance with the terms of this Agreement and (ii) that all Assets transferred by the Grantor to the Custodian for deposit to the Custodial Account consist only of cash and Eligible Securities.

     (e) The Custodian shall have no duties under or be required to take notice of the Reinsurance Agreement or any other agreement between the parties hereto other than this Agreement. The Custodian shall have no responsibility to determine whether the Assets in the Custodial Account conform to the requirements of this Agreement or are sufficient to secure the Grantor's liabilities under the Reinsurance Agreement.

     (f) This Agreement is a security agreement under the Uniform Commercial Code ("UCC") as enacted and in effect in the State of Florida and creates a security interest in the Assets in favor of the Custodian, for the benefit of the Beneficiary. The Beneficiary may prepare and cause to be filed financing statements deemed by the Beneficiary to be necessary or desirable to perfect and continue in effect the security interest contemplated by this subparagraph (f); provided, however, that the Custodian shall have no duty or obligation to determine whether this Agreement is a security agreement or sufficient to create a security interest or with respect to the preparation, filing, perfection or continuation of any such security interest. Compliance with UCC requirements shall not alter any rights under this Agreement or under any other laws of the State of Florida. Compliance with the UCC is solely to preserve the priority of the Beneficiary's security interest in the Assets.

     (g) The Grantor shall deliver the assets listed in Exhibit A hereto to the Custodian with appropriate assignments, bond powers, or powers of attorney which authorize the Custodian to transfer the assets to its name and hold them for the benefit of the Beneficiary and in the event assets are added to or are substituted for assets already in the fund, appropriate assignments, bond powers or powers of attorney authorizing the Custodian to transfer the assets to its name shall also be delivered to the Custodian; provided, however, that the Custodian shall have no duty or responsibility for determining whether any assignment, bond power, power of attorney or other assignment conforms to the requirements of this subparagraph (g).

     (h) The Grantor warrants that it will not create any other security interest in or otherwise encumber the Assets. In the event that any lien or claim is made against any Assets which asserts an interest superior to that of the Beneficiary, the Grantor will promptly take steps satisfactory to the Beneficiary to discharge the claim or lien or shall substitute other assets for those encumbered.

          Section 2. Withdrawal of Assets from the Custodial Account.
                ------------------------------------------------

     (a) Without notice to the Grantor, the Beneficiary shall have the right, at any time and from time to time, to withdraw from the Custodial Account, upon written notice to the Custodian (the "Withdrawal Notice"), such Assets as are specified in such Withdrawal Notice for the purposes set forth below. The Withdrawal Notice may designate a third party (the "Designee") to whom Assets specified therein shall be delivered and may condition delivery of such Assets to such Designee upon receipt, and deposit to the Custodial Account, of other Assets specified in such Withdrawal Notice. The Beneficiary need present no statement or document in addition to a Withdrawal Notice in order to withdraw any Assets; nor is said right of withdrawal or any other provision of this Agreement subject to any conditions or qualifications not contained in this Agreement. The Beneficiary shall have the right to withdraw Assets from the Custodial Account in accordance with this Section 2 to make payment of the obligations of the Grantor under the Reinsurance Agreement. The Custodian shall have no duties under or be required to take notice of the Reinsurance Agreement or any other agreement between the parties hereto other than this Agreement.

          (i) to fund the reinsured under the Reinsurance Agreement (the "Reinsured") for the Beneficiary's share of premiums returned to the owners of policies reinsured under the Reinsurance Agreement on account of cancellations of such policies;

          (ii) to reimburse the Reinsured for the Beneficiary's share of surrenders and benefits or losses paid by the Reinsured pursuant to the provisions of the policies reinsured under the Reinsurance Agreement;

          (iii)to fund an account with the Reinsured in an amount at least equal to the deduction, for reinsurance ceded, from Reinsured's liabilities for policies ceded under the Reinsurance Agreement. Such account shall include, but not be limited to, amounts for policy reserves, reserves for claims and losses incurred (including losses incurred by not reported), loss adjustment expenses, and unearned premiums; and

          (iv) to pay any other amounts the Reinsured claims are due under the Reinsurance Agreement.

Notwithstanding anything to the contrary herein provided, the Custodian shall have no duty or responsibility for determining whether any withdrawal is made for the purposes described above.

     (b) Upon receipt of a Withdrawal Notice, the Custodian shall promptly transfer the Assets specified in such Withdrawal Notice and shall deliver such Assets to or for the account of the Beneficiary or such Designee as specified in such Withdrawal Notice.

     (c) Except as contemplated by Section 2, Section 4 and Section 9 of this Agreement, in the absence of a Withdrawal Notice the Custodian shall allow no substitution or withdrawal of any Asset from the Custodial Account.

     (d) The Custodian shall have no responsibility whatsoever to determine the manner in which any assets withdrawn from the Custodial Account pursuant to this
Section 2 will be used and/or applied.

         Section 3. Redemption, Investment and Substitution of Assets.
               --------------------------------------------------

     (a) The Custodian shall surrender for payment all maturing Assets and all Assets called for redemption and deposit the principal amount of the proceeds of any such payment to the Custodial Account.

     (b) From time to time, at the written order and direction of the Grantor, but only upon Beneficiary's written consent, the Custodian shall invest Assets in the Custodial Account in Eligible Securities. In the absence of such written direction, the Custodian is specifically authorized and directed to invest any cash balances in the STI Classic U.S. Treasury Securities Money Market Fund without receiving prior written direction or any further confirmation from the Grantor.

     (c) From time to time, subject to the prior written approval of the Beneficiary the Grantor may direct the Custodian to substitute Eligible Securities for other Eligible Securities held in the Custodial Account at such time. The Custodian shall have no responsibility whatsoever to determine the value of such substituted securities or whether such substituted securities constitute Eligible Securities. The Custodian may rely conclusively and without inquiry upon the assumption that any Assets or securities furnished to the Custodian pursuant to this Agreement constitute Eligible Securities.

     (d) The Custodian shall have no responsibility whatsoever to determine that any Assets in the Custodial Account are or continue to be Eligible Securities. Any instruction or order concerning such investments or substitutions of securities shall be referred to herein as an "Investment Order." The Custodian shall execute Investment Orders and settle securities transactions by itself or by means of an agent or broker. The Custodian shall not be responsible for any act or omission, or for the solvency, of any such agent or broker unless said act or omission is the result, in whole or in part, of the Custodian's gross negligence, willful misconduct or bad faith.

     (e) Any loss  incurred  from any  investment  pursuant to the terms of this
Section 3 shall be borne exclusively by the Custodial Account. The Custodian shall not be liable for any loss in the Custodial Account.

                         Section 4. The Income Account.

     All payments of interest and dividends actually received in respect of Assets in the Custodial Account shall be deposited by the Custodian, subject to deduction of the Custodian's compensation and expenses as provided in Section 7 of this Agreement, in a separate account (the "Income Account") established and maintained by the Grantor at an office of the Custodian in Florida. The Grantor shall have the right to withdraw funds from the Income Account at any time; provided the Beneficiary approves any such withdrawal in writing furnished to the Custodian prior to any such withdrawal.

                        Section 5. Right to Vote Assets.

     The Custodian shall forward all annual and interim stockholder reports and all proxies and proxy materials relating to the Assets in the Custodial Account to the Grantor. The Grantor shall have the full and unqualified right to vote any Assets in the Custodial Account.

           Section 6. Additional Rights and Duties of the Custodian.
                 ----------------------------------------------

     (a) The Custodian shall notify the Grantor and the Beneficiary in writing within ten days following each deposit to, or withdrawal from, the Custodial Account.

     (b) The Custodian shall not be responsible for determining whether any Asset is negotiable or otherwise conforms to the requirements of this Agreement.

     (c) The Custodian may deposit any Assets in the Custodial Account in a book-entry account maintained at a federally chartered bank or in depositories such as the Depository Trust Company. Assets may be held in the name of a nominee or by any such depository.

     (d) The Custodian shall furnish to the Grantor and the Beneficiary a statement of all Assets in the Custodial Account upon the inception of the Custodial Account and at the end of each calendar quarter thereafter.

     (f) Upon the request of the Grantor or the Beneficiary, the Custodian shall promptly permit the Grantor or the Beneficiary, their respective agents, employees or independent auditors to examine, audit, excerpt, transcribe and copy, during the Custodian's normal business hours, any books, documents, papers and records relating to the Custodial Account or the Assets.

     (g) The Custodian is authorized to follow and rely upon all instructions given by officers named in incumbency certificates furnished to the Custodian from time to time by the Grantor and the Beneficiary, respectively, and by attorneys-in-fact acting under written authority furnished to the Custodian by the Grantor or the Beneficiary, including, without limitation, instructions given by letter, facsimile transmission, telegram, teletype, cablegram or electronic media, if the Custodian believes such instructions to be genuine and to have been signed, sent or presented by the proper party or parties. The Custodian shall not incur any liability to anyone resulting from actions taken by the Custodian in reliance in good faith on such instructions. The Custodian shall not incur any liability in executing instructions (i) from an attorney-in-fact prior to receipt by it of notice of the revocation of the written authority of the attorney-in-fact or (ii) from any officer of the Grantor or the Beneficiary named in an incumbency certificate delivered hereunder prior to receipt by it of a more current certificate.

     (h) The duties and obligations of the Custodian shall only be such as are specifically set forth in this Agreement, as it may from time to time be amended, and no implied duties or obligations shall be read into this Agreement against the Custodian. The Custodian shall have no liability under this Agreement except for the Custodian's own gross negligence, willful misconduct or bad faith.

     (i) No provision of this Agreement shall require the Custodian to take any action which, in the Custodian's reasonable judgment, would result in any violation of this Agreement or any provision of law.

     (j) The Custodian may confer with counsel of its own choice in relation to matters arising under this Agreement and shall have full and complete authorization from the other Parties hereunder and shall be fully protected for any action taken or suffered by it under this Agreement or under any transaction contemplated hereby in good faith and in accordance with the advice of such counsel.

     (k) In the event of any dispute or disagreement with respect to the rights of the Parties under this Agreement or the duties of the Custodian hereunder, the Custodian shall be entitled to refrain from taking any further action under this Agreement and may in such event deliver all Assets and property held under the terms of this Agreement into the registry of any court of competent jurisdiction, interplead the other parties to this Agreement in such proceedings, and the Custodian shall thereupon be discharged from all further duties as Custodian.

     Section 7. The Custodian's Compensation, Expenses and Indemnification.
           -----------------------------------------------------------

     (a) The Grantor shall pay the Custodian, as compensation for its services under this Agreement, a fee computed at rates determined by the Custodian from time to time and communicated in writing to the Grantor. The Grantor shall promptly pay or reimburse the Custodian for all of the Custodian's expenses and disbursements in connection with its duties under this Agreement (including attorney's fees and expenses), except any such expense or disbursement as may arise from the Custodian's gross negligence, willful misconduct or bad faith. The Custodian shall be entitled to deduct its compensation and expenses from payments of dividends, interest and other income in respect of the Assets held in the Custodial Account prior to the deposit thereof to the Income Account as provided in Section 4 of this Agreement. The Grantor shall indemnify and hold harmless the Custodian and each of its directors, officers, agents and employees from and against, any loss, liability, costs or expenses (including attorney's fees and expenses) incurred or made without gross negligence, willful misconduct or bad faith on the part of the Custodian, arising directly or indirectly out of or in connection with the performance of the Custodian's obligations under this Agreement. The Grantor hereby acknowledges that the foregoing indemnities shall survive the resignation of the Custodian and the termination of this Agreement and hereby grants the Custodian a lien, right of set-off and security interest in the funds in the Income Account for the payment of any claim for compensation, reimbursement or indemnity hereunder.

     (b) No Assets shall be withdrawn from the Custodial Account or used in any manner for paying compensation to, or reimbursement or indemnification of, the Custodian.

                    Section 8. Resignation of the Custodian.

     (a) The Custodian may resign at any time by giving not less than 30 days' prior written notice thereof to the Beneficiary and to the Grantor, such resignation to become effective on the acceptance of appointment by a successor Custodian and the transfer to such successor Custodian of all Assets in the Custodial Account in accordance with paragraph (b) of this Section 8.

     (b) Upon receipt of the Custodian's notice of resignation, the Grantor and the Beneficiary shall appoint a successor Custodian. Any successor Custodian shall be a bank that is a member of the Federal Reserve System or chartered in the State of Florida and shall not be a Parent, a Subsidiary or an Affiliate of the Grantor or the Beneficiary. Upon the acceptance of the appointment as Custodian hereunder by a successor Custodian and the transfer to such successor Custodian of all Assets in the Custodial Account, the resignation of the Custodian shall become effective. Thereupon, such successor Custodian shall succeed to and become vested with all the rights, powers, privileges and duties of the Custodian, and the Custodian shall be discharged from any future duties and obligations under this Agreement, but the Custodian shall continue after its resignation to be entitled to the benefits of the indemnities provided herein for the Custodian.

     (c) Notwithstanding anything to the contrary herein provided, in the event the Custodian provides notice of resignation and the Grantor and Beneficiary shall thereafter fail to appoint a successor custodian within 60 days following the date of such notice of resignation, the Custodian shall be entitled to deposit all Assets and other property held under the terms of this Agreement into the registry of any court of competent jurisdiction and the Custodian shall thereupon be discharged from all further duties and responsibilities as Custodian.

                Section 9. Termination of the Custodial Account.

     (a) The Custodial Account and this Agreement, except for the indemnities provided herein, may be terminated only after the Beneficiary has given the Custodian written notice of its intention to terminate the Custodial Account. Such notice shall specify the date (the "Termination Date") on which the Beneficiary intends the Custodial Account to terminate, which date shall be at least fifteen (15) days subsequent to the date that the termination notice is given.

     (b) On the Termination Date, upon receipt of written direction of the Beneficiary, the Custodian shall transfer to the Beneficiary any amounts stated in such written direction to be due to the Beneficiary pursuant to the Reinsurance Agreement and thereafter transfer to the Grantor any Assets remaining in the Custodial Account, at which time all duties of the Custodian under this Agreement shall terminate.

                            Section 10. Tax Returns.

     The Grantor shall be responsible for causing to be prepared and filed in a timely fashion all tax returns relating to the transactions contemplated by this Agreement, and it shall send a copy of each such tax return to the Beneficiary. The Custodian, upon request, will furnish the Grantor with all such information as it has in its possession and as may be reasonably required in connection with the preparation of such tax returns. The Custodian shall not be liable for any tax due and payable in connection with this Agreement except for any tax based on or measured by the net income of the Custodian resulting from the amounts paid to the Custodian as fees or compensation for acting as Custodian hereunder. The Grantor shall provide to the Custodian a completed form W-9. Notwithstanding anything to the contrary in this Agreement, the Custodian shall have no duty to prepare or file any Federal or state tax return or report.

                            Section 11. Definitions.

     Except as the context shall otherwise require, the following terms shall have the following meanings for all purposes of this Agreement (the definitions to be applicable to both the singular and the plural forms of each term defined if both such forms of such term are used in this Agreement):

     The term "Affiliate" with respect to any corporation shall mean a corporation which directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such corporation. The term "control" (including the related terms "controlled by" and "under common control with") shall mean the ownership, directly or indirectly of more than fifty percent (50%) of the voting stock of a corporation.

     The term "Eligible Securities" shall mean and include certificates of deposit issued by a United States bank and payable in United States legal tender and obligations issued, assumed or guaranteed by the United States, any state, territory or possession thereof, or the District of Columbia, bonds, securities or any money market vehicles utilized by the Custodian for fiduciary accounts, to include those invested in its own bank's deposits; provided, however, that no such securities shall have been issued by a Parent, a Subsidiary or an Affiliate of either the Grantor or the Beneficiary and the eligible securities shall have a NAIC-SVO credit rating of at least 3.

     The term "Parent" shall mean an institution that, directly or indirectly, controls another institution.

     The term "Subsidiary" shall mean an institution controlled, directly or indirectly, by another institution.

                           Section 12. Governing Law.

     This Agreement shall be subject to and governed by the laws of the State of Florida.

                      Section 13. Successors and Assigns.

     No Party may assign this Agreement or any of its rights or obligations hereunder, whether by merger, consolidation, sale of all or substantially all of its assets, liquidation, dissolution or otherwise, except as expressly permitted by Section 8 of this Agreement, except that the Beneficiary may assign all of its rights and obligations hereunder to the reinsured under any coinsurance agreement; provided, however, that no assignment of this Agreement shall be effective unless an amendment to this Agreement, in form and substance acceptable to each of the Parties hereto, shall have been executed and delivered.

                           Section 14. Severability.

     In the event that any provision of this Agreement shall be declared invalid or unenforceable by any regulatory body or court having jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remaining portions of this Agreement.

                         Section 15. Entire Agreement.

     This Agreement constitutes the entire agreement among the Parties, and there are no understandings or agreements, conditions or qualifications relative to this Agreement which are not fully expressed in this Agreement.

                            Section 16. Amendments.

     This Agreement may only be modified or otherwise amended, and the observance of any term of this Agreement may be waived, if such modification, amendment or waiver is in writing and signed by all of the Parties.

                           Section 14. Notices, Etc.

     Unless otherwise provided in this Agreement, all notices, directions, requests, demands, acknowledgments and other communications required or permitted to be given or made under the terms hereof shall be in writing and shall be deemed to have been duly given or made (a) (i) when delivered personally, (ii) when made or given by prepaid telex, telegraph or telecopier; and (b) when addressed as follows:

If to the Grantor:

                  SOUTHERN SECURITY LIFE INSURANCE COMPANY
                  5300 South 360 West
                  Salt Lake City, UT 84123
                  Attention:  Mr. Stephen M. Sill

If to the Beneficiary:

                  SECURITY NATIONAL LIFE INSURANCE COMPANY
                  5300 South 360 West, Suite 200
                  Salt Lake City, UT 84123
                  Attention:  Mr. Scott M.Quist

If to the Custodian:

                  SUNTRUST BANK
                  Corporate Trust Division
                  225 East Robinson Street, Suite 250
                  Orlando, FL  32801
                  Attention:  Mr. Jon Fox
                  Facsimile:  407-237-5299

     Each Party may from time to time designate a different address for notices, directions, requests, demands, acknowledgments and other communications by giving written notice of such change to the other Parties. All notices, directions, requests, demands, acknowledgments and other communications relating to the Beneficiary's approval of the Grantor's authorization to substitute Assets and to the termination of the Custodial Account shall be in writing and may not be made or given by prepaid telex, telegraph or telecopier.

                             Section 18. Headings.
                                         ---------

     The headings of the Sections and the Table of Contents have been inserted for convenience of reference only, and shall not be deemed to constitute a part of this Agreement.

                           Section 19. Counterparts.

     This Agreement may be executed in any number of counterparts, each of which
when  so  executed  and  delivered  shall  constitute  an  original,   but  such
counterparts together shall constitute one and the same Agreement.


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.


                                     SOUTHERN SECURITY LIFE
                                     INSURANCE COMPANY, as Grantor


                                     By:  -----------------------------------
                                     Title  ______________________________



                                     SECURITY NATIONAL LIFE
                                     INSURANCE COMPANY, as Beneficiary


                                      By: -----------------------------------
                                      Title  ______________________________

                                    EXHIBIT A

                                  Trust Assets